UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2018

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Introductory Note.

As previously disclosed, on March 11, 2018, Lumentum Holdings Inc., a Delaware corporation (“Lumentum”), Oclaro, Inc., a Delaware corporation (“Oclaro”), Prota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum (“Merger Sub”), and Prota Merger, LLC, a Delaware limited liability company and a wholly owned subsidiary of Lumentum (“Merger Sub LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2018 (the “Closing Date”), Lumentum entered into a Credit Agreement (the “Credit Agreement”), by and among Lumentum, certain subsidiaries of Lumentum from time to time party thereto, as subsidiary guarantors, the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

The Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $500.0 million. The term loans available under the Term Loan Facility (the “Term Loans”) were fully drawn on the Closing Date and the proceeds of the Term Loans were used to finance a portion of the consideration for the transactions contemplated by the Merger Agreement and pay fees and expenses incurred in connection with such transactions and the Term Loan Facility. The Credit Agreement permits Lumentum to add one or more incremental term loan facilities in an aggregate principal amount not to exceed (a) the greater of (A) $485.0 million and (B) 100.0% of LTM Consolidated Adjusted EBITDA (as defined in the Credit Agreement), plus (b) an additional amount equal to the amount of certain voluntary prepayments of indebtedness (including voluntary prepayments of the Term Loans), plus (c) an unlimited amount that is subject to pro forma compliance with (i) in respect of any pari passu indebtedness, a first lien net leverage ratio test or (ii) in respect of any junior or unsecured indebtedness, a total net leverage ratio test. Incremental loans are subject to certain additional conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or from new lenders.

The Term Loans bear interest, at Lumentum’s option, at a rate equal to either (a) a base rate equal to the highest of (A) the prime rate then in effect, (B) the federal funds rate, plus 0.50% and (C) an adjusted LIBOR rate determined on the basis of a one-month interest period, plus 1.0% or (b) an adjusted LIBOR rate, subject to a floor of 0.0%, in each case, plus an applicable margin of (i) initially, 2.50% in the case of LIBOR rate loans and 1.50% in the case of base rate loans and (ii) following Lumentum’s delivery of financial statements for the first full fiscal quarter following the Closing Date, (y) if Lumentum’s first lien net leverage ratio is greater than 0.50:1.00, an applicable margin of 2.50% in the case of LIBOR rate loans and 1.50% in the case of base rate loans or (z) if Lumentum’s first lien net leverage ratio is equal to or less than 0.50:1.00, 2.25% in the case of LIBOR rate loans and 1.25% in the case of base rate loans. Commencing on the last business day of the first full fiscal quarter after the Closing Date, the Term Loans will amortize in equal quarterly installments equal to 0.25% of the original principal amount of the Term Loans, with the balance payable on the maturity date. The Term Loans will mature on the seventh anniversary of the Closing Date, at which time all outstanding principal and accrued and unpaid interest on the Term Loans must be repaid.

Lumentum is required to make mandatory prepayments of the outstanding principal amount of Term Loans with the net cash proceeds from the disposition of certain assets and the receipt of insurance proceeds upon certain casualty and condemnation events, in each case, to the extent in excess of certain threshold amounts and to the extent not reinvested within a specified time period. Lumentum is also required to make mandatory prepayments of the outstanding principal amount of Term Loans from the incurrence of certain types of indebtedness and from any excess cash flow beyond stated threshold amounts. Lumentum has the right to prepay the Term Loans, in whole or in part, at any time without premium or penalty, subject to certain limitations and a 1.00% soft call premium applicable during the first six months following the Closing Date. Lumentum is also obligated to pay customary fees for a credit facility of this size and type.

Lumentum’s obligations under the Credit Agreement are required to be guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of Lumentum and Lumentum’s subsidiary guarantors (other than customarily excluded assets) pursuant to a Pledge and Security Agreement, dated as of December 10, 2018, by and among Lumentum, the subsidiary guarantors from time to time party thereto, and Deutsche Bank AG New York Branch, as collateral agent.

The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of Lumentum and its restricted subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments, dispose of assets, and enter into transactions with affiliates, in each case, subject to limitations and exceptions set forth in the Credit Agreement. The Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other indebtedness, covenant defaults , change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lenders may require the immediate payment of all obligations under the Credit Agreement, and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law.

Certain of the agents, arrangers and lenders under the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Lumentum and/or Lumentum’s affiliates. The agents, arrangers and lenders and their respective affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on December 10, 2018, Merger Sub merged with and into Oclaro (the “Merger”), with Oclaro surviving the Merger (the time of the Merger, the “Effective Time”).

At the Effective Time, each outstanding share of Oclaro common stock, par value $0.01 per share, other than shares owned by Lumentum, Oclaro and their subsidiaries, was automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), without interest:

•	$5.60 in cash (the “Cash Consideration”); and

•	0.0636 of a validly issued, fully paid and nonassessable share of Lumentum common stock, par value $0.001 per share (the “Stock Consideration”) (such ratio, the “Exchange Ratio”).

Each Oclaro restricted stock unit award (each, an “Oclaro RSU”) that did not become vested at the Effective Time was converted into a Lumentum restricted stock unit award (a “Lumentum RSU”) with the same terms and conditions, including vesting, that were applicable to such Oclaro RSU, except that the number of Lumentum shares subject to the Lumentum RSU equals the product of (i) the number of Oclaro shares subject to such Oclaro RSU (with any performance milestones deemed achieved based on the maximum level of achievement) multiplied by (ii) the sum of (A) the Exchange Ratio plus (B) the quotient obtained by dividing the Cash Consideration by $43.189 (Lumentum’s average closing price for the 10 trading days ending on December 4, 2018, the third trading day prior to the Closing Date), rounded down to the nearest whole share (such sum, the “Equity Award Exchange Ratio”).

Each Oclaro stock option (each, an “Oclaro Option”), whether vested or unvested, was converted into a Lumentum stock option (a “Lumentum Option”) with the same terms and conditions, including vesting, that were applicable to such Oclaro Option, except that (i) the number of shares subject to the Lumentum Option equals the product of (A) the number of Oclaro shares subject to such Oclaro Option multiplied by (B) the Equity Award Exchange Ratio, rounded down to the nearest whole share and (ii) the exercise price of the Lumentum Option equals (A) the exercise price per share of the Oclaro Option divided by (B) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Notwithstanding the foregoing, any Oclaro Option that was held by an individual who was not an Oclaro employee as of immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration for each net option share covered by such Oclaro Option, subject to applicable withholding taxes.

In addition, each Oclaro restricted stock award (“Oclaro Restricted Stock Award”) and Oclaro RSU that became vested as of immediately prior to the Effective Time (including each Oclaro Restricted Stock Award held by a non-employee director) was converted into the right to receive the Merger Consideration in respect of each Oclaro share underlying such award, subject to applicable withholding taxes. Each Oclaro stock appreciation right (“Oclaro SAR”) was cancelled and converted into the right to receive a cash amount equal to the product of (i) the number of Oclaro shares subject to the Oclaro SAR multiplied by (ii) the positive difference of (A) the cash equivalent value of the Merger Consideration less (B) the strike price of the Oclaro SAR, subject to applicable withholding taxes.

Lumentum expects the total transaction consideration to be approximately $1.5 billion, which will be funded by a combination of $500 million in Lumentum common stock, $500 million in new debt, and the remaining amount from the cash balances of the combined company. Lumentum and Oclaro have determined that it is likely that the transaction will be fully taxable to Oclaro stockholders, regardless of whether the second step merger occurs. Because the transaction will be reported as fully taxable regardless of whether the second step merger occurs, Lumentum has decided not to undertake the second step merger, and the transaction will not qualify as a tax-free reorganization.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Lumentum’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 12, 2018, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on December 10, 2018, the Board of Directors of Lumentum (the “Board”) appointed Ian Small to serve as a member of the Board, effective as of immediately after the Effective Time. Mr. Small will serve an initial term of office expiring at Lumentum’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

In accordance with Lumentum’s Outside Director Compensation Policy, the terms of which were described in Lumentum’s proxy statement for its 2018 annual meeting of stockholders, Mr. Small is entitled to cash and equity compensation for service on the Board. Mr. Small will also enter into Lumentum’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

Mr. Small was selected as a member of the Board in accordance with the terms of the Merger Agreement. There are no family relationships between Mr. Small and any director or executive officer of Lumentum and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On December 10, 2018, Lumentum issued a press release announcing the closing of the Merger, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 11, 2018, by and among Lumentum Holdings Inc., Oclaro, Inc., Prota Merger Sub, Inc. and Prota Merger, LLC (incorporated by reference to Exhibit 2.1 to Lumentum’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 12, 2018).

10.1	Credit Agreement, dated as of December 10, 2018, by and among Lumentum Holdings Inc., certain subsidiaries of Lumentum Holdings Inc. from time to time party thereto, as guarantor subsidiaries, the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

99.1	Press Release of Lumentum Holdings Inc., dated December 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2018	Lumentum Holdings Inc.

	By:	/s/ Judy Hamel
Judy Hamel
Senior Vice President, General Counsel and Secretary